EXHIBIT 99.1

LETTER TO ELIGIBLE ACCOUNT HOLDERS
[Ridgewood Savings Bank of New Jersey Letterhead]


__________  , 1998

Dear Depositor:

I am pleased to inform you that the Board of Directors of Ridgewood Savings Bank of New Jersey (the "Bank") has unanimously approved a Plan of Reorganization and Stock Issuance (the "Plan"). Pursuant to the Plan, the Bank will convert to a stock savings bank and form a New Jersey- chartered stock holding company which will own 100% of the outstanding common stock of the converted savings bank. The Plan will permit the proposed stock holding company to issue capital stock, a source of capital not available to mutual savings institutions. Our new mutual holding company structure will enable us to continue to serve you as an independent community-oriented institution.

Our proposed stock holding company, Ridgewood Financial, Inc., is offering between 1,038,700 and 1,616,095 shares of common stock at $10.00 per share to certain of our customers and members of the public. The shares of stock sold to investors will represent a minority interest in Ridgewood Financial, Inc. Our newly-formed mutual holding company, Ridgewood Financial, MHC, will own the remainder of the outstanding shares.

The Plan is subject to a favorable vote of our members. Our officers and directors urge you to vote "FOR" the Plan. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope or bring your card(s) into any of our offices. In order to ensure that your vote will be counted, we must receive your proxy card(s) by 12:00 noon, New Jersey time, on _______, 1998.

We have also enclosed a Prospectus, Stock Order Form, reply envelope and Questions & Answers Brochure. We urge you to read the Prospectus carefully before submitting your Stock Order Form. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. Your completed Stock Order Form, along with payment or authorization to withdraw funds from your deposit account(s) at the Bank, must be received by us by 12:00 noon, New Jersey time, on _______, 1998.

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 2


Interest will be paid on all funds received by us at our annual rate of interest on passbook savings accounts, or at the account contract rate with respect to withdrawals from existing accounts. You may purchase the common stock through a withdrawal from your savings or certificate account without the customary early withdrawal penalty.

Please call the Stock Information Center early in the Offering period if you intend to utilize IRA or other tax-qualified funds to purchase the common stock. Additional processing time is required as the common stock must be purchased through a self-directed IRA held with an outside trustee. Please note that your Ridgewood Savings Bank of New Jersey IRAs are not self-directed.

Please remember:

o YOUR SAVINGS ACCOUNTS, CERTIFICATES OF DEPOSIT AND CHECKING ACCOUNTS AT THE BANK WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

o    THERE WILL BE NO CHANGE IN THE TERMS OF YOUR ACCOUNTS OR LOANS.

o    CUSTOMERS WILL ENJOY THE SAME SERVICES WITH THE SAME STAFF.

o    YOUR VOTE IN FAVOR OF THE PLAN DOES NOT OBLIGATE YOU TO BUY COMMON STOCK.

o CERTAIN DEPOSITORS OF THE BANK MAY BUY COMMON STOCK BEFORE IT IS SOLD TO THE GENERAL PUBLIC.

If you have any questions, please call the Stock Information Center at (201) 445-2109, 9:00 a.m. to 4:00 p.m., Monday through Friday.

We hope that you will take advantage of this opportunity to join us as stockholders of Ridgewood Financial, Inc.

Sincerely,



Susan E. Naruk
President and Chief Executive Officer

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 3


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                            Stock Information Center
                              55 North Broad Street
                              Ridgewood, New Jersey
                                 (201) 445-2109

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE (CLOSED ACCOUNTS)
[Ridgewood Savings Bank of New Jersey Letterhead]


__________   , 1998


Dear Sir/Madam:

I am pleased to inform you that the Board of Directors of Ridgewood Savings Bank of New Jersey (the "Bank") has unanimously approved a Plan of Reorganization and Stock Issuance (the "Plan"). Pursuant to the Plan, the Bank will convert to a stock savings bank and form a New Jersey-chartered stock holding company, which will own 100% of the outstanding common stock of the converted savings bank. The Plan will permit the proposed stock holding company to issue capital stock, a source of capital not available to mutual savings institutions. Our new mutual holding company structure will enable us to continue to serve you as an independent community-oriented institution.

Our proposed stock holding company, Ridgewood Financial, Inc., is offering between 1,038,700 and 1,616,095 shares of common stock at $10.00 per share to certain of our customers and members of the public. The shares of stock sold to investors will represent a minority interest in Ridgewood Financial, Inc. Our newly-formed mutual holding company, Ridgewood Financial, MHC, will own the remainder of the outstanding shares.


   AS A DEPOSITOR OF THE BANK AS OF MAY 31, 1997 OR SEPTEMBER 30, 1998, YOU HAVE PRIORITY TO BUY COMMON STOCK BEFORE IT IS SOLD TO THE GENERAL PUBLIC.

We have enclosed a Prospectus, Stock Order Form, reply envelope and Questions and Answers Brochure. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. We urge you to read the Prospectus carefully before submitting your Stock Order Form. Your completed Stock Order Form, along with payment must be received by the Bank by 12:00 noon, New Jersey time, on _______, 1998.

Interest will be paid by the Bank at our passbook savings account annual rate on all funds received until the Offering is completed.

If you have any questions, please call the Stock Information Center at (201) 445-2109, 9:00 a.m. to 4:00 p.m., Monday through Friday.

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE  (CLOSED ACCOUNTS)
Page 2


We hope that you will take advantage of this opportunity to join us as stockholders of Ridgewood Financial, Inc.


Sincerely,




Susan E. Naruk
President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------------------------------------------------------

                            Stock Information Center
                              55 North Broad Street
                              Ridgewood, New Jersey

                                 (201) 445-2109

POTENTIAL INVESTOR LETTER (Non-Customers)
[Ridgewood Savings Bank of New Jersey Letterhead]


__________  , 1998


Dear Potential Investor:

I am pleased to inform you that the Board of Directors of Ridgewood Savings Bank of New Jersey (the "Bank") has unanimously approved a Plan of Reorganization and Stock Issuance (the "Plan"). Pursuant to the Plan, the Bank will convert to a stock savings bank and form a New Jersey-chartered stock holding company, which will own 100% of the outstanding common stock of the converted savings bank. The Plan will permit the proposed stock holding company to issue capital stock, a source of capital not available to mutual savings institutions. Our new mutual holding company structure will enable us to continue to serve you as an independent community-oriented institution.

Our proposed stock holding company, Ridgewood Financial, Inc., is offering between 1,038,700 and 1,616,095 shares of common stock at $10.00 per share to certain of our customers and members of the public. The shares of stock sold to investors will represent a minority interest in Ridgewood Financial, Inc. Our newly-formed mutual holding company, Ridgewood Financial, MHC, will own the remainder of the outstanding shares.


We have enclosed a Prospectus, Stock Order Form and Questions and Answers Brochure. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. We urge you to read the Prospectus carefully before submitting your Stock Order Form. To order, your completed Stock Order Form, along with payment must be received by the Bank by 12:00 noon, New Jersey time, on _______, 1998.

Interest will be paid by the Bank at our passbook savings account annual rate on all funds received until the Offering is completed.

If you have any questions, please call our Stock Information Center at (201) 445-2109, 9:00 a.m. to 4:00 p.m., Monday through Friday.

We hope that you will take advantage of this opportunity to join us as stockholders of Ridgewood Financial, Inc.

POTENTIAL INVESTOR LETTER (Non-Customers)
Page 2


Sincerely,



Susan E. Naruk
President and Chief Executive Officer





THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                            Stock Information Center
                              55 North Broad Street
                              Ridgewood, New Jersey
                                 (201) 445-2109

"BLUE SKY" MEMBER LETTER
[Ridgewood Savings Bank of New Jersey Letterhead]


__________   , 1998


Dear  Member:

I am pleased to inform you that the Board of Directors of Ridgewood Savings Bank of New Jersey (the "Bank") has unanimously approved a Plan of Reorganization and Stock Issuance (the "Plan"). Pursuant to the Plan, the Bank will convert to a stock savings bank and form a New Jersey-chartered stock holding company, which will own 100% of the outstanding common stock of the converted savings bank. The Plan will permit the proposed stock holding company to issue capital stock, a source of capital not available to mutual savings institutions. Our proposed mutual holding company, Ridgewood Financial, MHC, will remain an independent community-oriented institution.

The Plan is subject to a favorable vote of our members. Our officers and directors urge you to vote "FOR" the Plan. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope. In order to ensure that your vote will be counted, we must receive your proxy card(s) by 12:00 noon, New Jersey time, on _______, 1998.

The Board of Directors of the Bank believes that the mutual holding company formation and related stock offering are in the best interest of its customers and the communities it serves. Please remember:

        THERE WILL BE NO CHANGE IN YOUR DEPOSIT ACCOUNTS OR LOANS. YOUR DEPOSIT ACCOUNTS AT THE BANK WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

Although you may vote on the Plan, we regret that our proposed stock holding company, Ridgewood Financial, Inc., is unable to offer or sell its common stock to you because the small number of depositors in your state makes registration or qualification of the common stock under your state securities laws impractical.

"BLUE SKY"  MEMBER LETTER
Page 2


If you have any questions about your voting rights or the Plan, please call the Stock Information Center at (201) 445-2109, 9:00 a.m. to 4:00 p.m., Monday through Friday.


Sincerely,



Susan E. Naruk
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                            Stock Information Center
                              55 North Broad Street
                              Ridgewood, New Jersey
                                 (201) 445-2109

RYAN, BECK "BROKER DEALER" LETTER
[Ryan, Beck Letterhead]


__________ , 1998



Dear Sir/Madam:

At the request of Ridgewood Savings Bank of New Jersey and Ridgewood Financial, Inc., we are enclosing materials regarding its stock offering. The materials include a Prospectus, Stock Order Form and Questions and Answers Brochure describing the Ridgewood Savings Bank of New Jersey mutual holding company reorganization and the related offering of the Ridgewood Financial, Inc. common stock. Ryan, Beck & Co., Inc. has been retained by Ridgewood Savings Bank of New Jersey and Ridgewood Financial, Inc. as the selling agent in connection with the Offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,




Ryan, Beck & Co.


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.




------------------------
This letter goes only in packages located in specified states.

PROXYGRAM
[Ridgewood Savings Bank of New Jersey Letterhead]


                                    PROXYGRAM



DEAR RIDGEWOOD SAVINGS BANK OF NEW JERSEY MEMBER:

TIME IS RUNNING OUT TO VOTE ON THE PLAN OF REORGANIZATION AND STOCK ISSUANCE!

YOU SHOULD HAVE RECENTLY RECEIVED A PROXY STATEMENT AND PROXY CARD(S). HOWEVER, WE HAVE NOT YET RECEIVED YOUR PROXY VOTE.

YOUR VOTE IS IMPORTANT TO US. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN. PLEASE VOTE AND SIGN ALL OF THE ENCLOSED PROXY CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR DELIVER THEM TO ANY OF OUR OFFICES! VOTES WILL BE CAST ON _______, 1998.

VOTING ON THE PLAN DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR COMMON STOCK OFFERING.

IF YOU HAVE ANY QUESTIONS, OR WOULD LIKE TO RECEIVE ANOTHER COPY OF THE PROXY STATEMENT, PLEASE CALL THE STOCK INFORMATION CENTER AT (201) 445-2109 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

Sincerely,


Susan E. Naruk
President and Chief Executive Officer


THIS PROXYGRAM IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK ORDER ACKNOWLEDGMENT LETTER
[Ridgewood Savings Bank of New Jersey Letterhead]


[Name]
[Social Security Number]

Dear Investor:

We are pleased to confirm the receipt of your order in the amount of $______ for the purchase of Ridgewood Financial, Inc. Common Stock.

The Common Stock will be registered in the name(s) shown above. Please verify the Social Security number and the spelling and accuracy of your name and address. If this information is incorrect, please contact our conversion agent, (Name and Address to Follow).

Please note this acknowledgment does not represent the total number of shares that you may receive. The actual purchase will be determined by the total number of orders received. The allocation process is described in more detail in the Prospectus.

If you have any questions, please call our Stock Information Center at (201) 445-2109.

We appreciate your confidence in our future and look forward to having you as a stockholder.



-----------------------------
Printed and mailed by conversion agent. (The contact name/phone is at conversion agent's office.)

STOCK CERTIFICATE MAILING LETTER


__________, 1998


Dear Stockholder:


On behalf of the Board of Directors of Ridgewood Financial, Inc., I would like to welcome you as a shareholder. A total of ________ shares were issued; of these, _____ were purchased by investors at $10.00 per share. Our mutual holding company, Ridgewood Financial, MHC, owns the balance of the outstanding shares.

Your stock certificate is enclosed. Please review it to make sure the registration and number of shares are correct. If you find an error or have questions about your certificate, please call or write our Transfer Agent:

                         [NAME & ADDRESS TO BE PROVIDED]

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you should change your address, please notify the Transfer Agent immediately so you will continue to receive all Ridgewood Financial, Inc. stockholder communications.

If you paid for your shares by check, please find enclosed a check representing the interest which accrued on the amount of your check between the date of receipt and the close of the Offering. However, if we were not able to fully fill your order, this check also represents a refund of the amount of your subscription that we were unable to fill.

If you paid for your shares by authorizing withdrawal from a Ridgewood Savings Bank of New Jersey deposit account, that withdrawal has now been made. If we were unable to fill your entire order, and you paid for your subscription in this manner, only the amount necessary to pay for your allotment was withdrawn from your account(s). Accrued interest earned during the Offering remains in your account.

We thank you for your participation in our Offering.

Sincerely,


Susan E. Naruk
President and Chief Executive Officer

INVITATION                       (Optional)

                              An Opportunity . . .

                            YOU ARE CORDIALLY INVITED

                  To a Community Investor Meeting and Reception

                         to learn about the formation of

                            Ridgewood Financial, MHC

                    and the related Common Stock offering of

                            Ridgewood Financial, Inc.

                                ___________, 1998

                                       or

                                ___________, 1998
                                    7:00 p.m.
                               LOCATIONS TO FOLLOW
                            Light Refreshments Served


Senior executives of Ridgewood Savings Bank of New Jersey will present information and answer your questions about Ridgewood Savings Bank of New Jersey's Plan of Reorganization from a New Jersey- chartered mutual savings bank to a New Jersey-chartered stock savings bank and related Stock Offering. You'll also be presented with information about Ridgewood Savings Bank of New Jersey's business focus and results of operations.

                         SEATING IS LIMITED Please call
                           and make your reservation.

                                 (201) 445-2109
                            Stock Information Center

                                     [LOGO]

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

LOBBY POSTER



                        1,616,095 Shares of Common Stock


Ridgewood Savings Bank of New Jersey. is conducting an offering of Common Stock.

If you have any questions, please call the Stock Information Center at (201) 445-2109, from 9:00 a.m. to 4:00 p.m., Monday through Friday.






                                     [LOGO]




THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       TOMBSTONE ADVERTISEMENT (Optional)
                            (Post-Community Meetings)

                                     [LOGO]

                            Ridgewood Financial, Inc.
                          Proposed Holding Company for
                      Ridgewood Savings Bank of New Jersey


                             UP TO __________ SHARES
                                  Common Stock



                                $10.00 Per Share
                                (Purchase Price)




Shares may be purchased during the Offering, without payment of additional commissions or fees.

This Offering expires at 12:00 noon, New Jersey time, on ________, 1998.

To receive a copy of the Prospectus, please call the Stock Information Center at
(201) 445-2109, 9:00 a.m. to 4:00 p.m., Monday through Friday.




THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                   COMMUNITY MEETING ADVERTISEMENT (Optional)


Ridgewood Savings Bank of New Jersey is reorganizing from a New Jersey-chartered mutual savings bank to a mutual holding company. As part of its reorganization, Ridgewood Financial, Inc. is offering up to 1,616,095 shares of common stock at a subscription price of $10.00 per share. Purchasers will not be required to pay a commission or brokerage fee.

                                 YOU ARE INVITED
                 to a Community Investors Meeting and Reception
                  to meet senior officers and Directors of the
                      Ridgewood Savings Bank of New Jersey


In addition to hearing a discussion about the benefits of the mutual holding company structure and stock offering, you'll learn more about Ridgewood Savings Bank of New Jersey's business focus and results of operations.

                           Community Investors Meeting

                               ____________, 1998
                                       or
                               ____________, 1998
                                    7:00 p.m.

                                   [Location]

To receive a copy of the Prospectus, or to make a reservation to attend a meeting, please call our Stock Information Center at (201) 445-2109.

                   Ridgewood Savings Bank of New Jersey [LOGO]

THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

         CONTACT: Susan E. Naruk, President and Chief Executive Officer

                            TELEPHONE: (201) 445-4000

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
Ridgewood, New Jersey. ______, 1998 -- Ridgewood Savings Bank of New Jersey has received conditional approval from regulatory authorities to begin an offering of common stock in connection with its mutual holding company reorganization as a subsidiary of Ridgewood Financial, Inc. Shares of common stock of Ridgewood Financial, Inc. are being offered to its depositors and borrowers. Any remaining shares will be offered to the public.

Ridgewood Financial, Inc. is offering up to 1,616,095 shares of voting common stock at a purchase price of $10.00 per share. The offering will represent 47% of the total issued and outstanding shares of Ridgewood Financial, Inc. Outstanding shares not issued in the Offering will be owned by Ridgewood Financial, MHC, the newly-formed mutual holding company.

The best-efforts offering, which is being managed by Ryan, Beck & Co., Inc. is expected to conclude on _______, 1998.

The Bank's deposits are and will continue to be insured up to the applicable limits by the FDIC.

Further information, including details of the Offering, and business and financial information about Ridgewood Savings Bank of New Jersey are described in a prospectus, which is available upon request by calling the Stock Information Center at (201) 445-2109.



THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

         CONTACT: Susan E. Naruk, President and Chief Executive Officer

                            TELEPHONE: (201) 445-4000

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
Ridgewood, New Jersey. ______, 1998. Susan E. Naruk, President & Chief Executive Officer of Ridgewood Savings Bank of New Jersey announced today the completion of its reorganization and common stock offering.

In connection with the stock offering by the bank's holding company, Ridgewood Financial, Inc., a mutual holding company named Ridgewood Financial, MHC was also formed. Shares of voting common stock of Ridgewood Financial, Inc. were sold to its eligible depositors and to the employee stock ownership plan at $10.00 per share. The ______ shares sold in the Offering represent a 47% minority interest in Ridgewood Financial, Inc. The remaining outstanding shares of stock are owned by Ridgewood Financial, MHC.

Ms. Naruk expressed his appreciation to the more than individuals who have become stockholders of Ridgewood Financial, Inc. Ms. Naruk was delighted by the support and confidence shown by customers and the local community.

Net proceeds of approximately $         million were realized in the Offering, a
portion of which will add to Ridgewood Savings Bank of New Jersey's capital base and will support traditional investment and lending activities. Ryan, Beck & Co., Inc. served as financial advisor and selling agent with regard to the transaction. Ryan, Beck & Co. makes a market in Ridgewood Financial's common
stock  which will start  trading on           , 1998 and be listed on the Nasdaq
National Market under the symbol "____".

FOLDER COVER

                      Ridgewood Savings Bank of New Jersey









                                     [LOGO]

BROCHURE

Cover:

                               Questions & Answers
                                     [LOGO]

Inside Cover:


The reorganization of Ridgewood Savings Bank of New Jersey into a mutual holding company structure, including the organization of Ridgewood Financial, Inc. and its related stock offering, is referred to as the "Transaction" in this pamphlet. References herein to Ridgewood Savings Bank of New Jersey include the Bank in its current mutual form or post-reorganization stock form as indicated by the context.

This pamphlet answers frequently asked questions about the Transaction and about your opportunity to invest in Ridgewood Financial, Inc. Please carefully read the enclosed Prospectus before making an investment decision. For a discussion of certain risk factors that should be considered by prospective investors, please see the "Risk Factors" section of the Prospectus.


                                 THE TRANSACTION

          Q.   What is the Transaction?

          A. Ridgewood Savings Bank of New Jersey (the "Bank") is changing its legal form from a New Jersey-chartered mutual (no stockholders) savings bank to a New Jersey-chartered capital stock savings bank that will be a subsidiary of Ridgewood Financial, Inc. a New Jersey-chartered stock holding company (the "Company"). In addition, the Bank will organize Ridgewood Financial, MHC (the "Mutual Holding Company") which will own the majority of voting common stock of the Company. The Transaction concurrently involves the public sale of 47% of the common stock of the Company (the "Offering") which will result in the public owning a minority interest in the Company.

          Q.   Why is the Bank pursuing this Transaction?

          A. The Board of Directors has determined that the Transaction is in the best interests of the Bank and its customers for a number of reasons including:

          o The Offering gives customers (including directors, officers and employees) and community members an opportunity to have equity ownership in the Bank and the Company. Management believes that the Offering will provide purchasers of the common stock with an opportunity to share in the Bank's future growth and potential earnings. There can be no assurances, however, as to the Bank's future growth or potential earnings.

          o While the Bank currently exceeds all regulatory capital requirements, raising equity capital through the Offering permits the Bank to enlarge its capital base and will help the Bank take advantage of future business opportunities.

          o The Transaction will convert the Bank to stock form which is the corporate form of organization used by commercial banks and most savings institutions.

          Q. Will there be any changes in directors, officers or employees as a result of the Transaction?

          A. No. The directors, officers and employees of the Bank will not change as a result of the Transaction. The management and employees of the Bank will continue in their current capacities and its directors and officers will serve as the initial directors and officers of the Company and the Mutual Holding Company. The day-to-day activities of the Bank will not change as a result of the Transaction.

          Q.   Will the Transaction affect deposit accounts or loan accounts?

          A. No. The Transaction will not affect the amount, interest rate or withdrawal rights of deposit accounts, which will continue to be insured by the FDIC to the maximum legal limit. Likewise, the loan accounts and rights of borrowers will not be affected.


                                  VOTING RIGHTS

          Q.   Who is eligible to vote on the Transaction?

          A. Depositors of the Bank as of ______, 1998, the Voting Record Date, are eligible to vote. These members have been provided with a Proxy Statement describing the Transaction.

          Q. If I received Proxy Cards, am I required to vote on the Transaction?

          A. No. However, the Board of Directors urges you to vote "FOR" the Plan and sign all of the Proxy Cards and either hand-deliver them to any of our offices or send them to us using the enclosed reply envelope.

          Q.   Why did I get several Proxy Cards?

          A. If you have more than one account, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Please complete, sign and submit all Proxy Cards.

          Q. Am I required to purchase stock if I vote in favor of the Transaction?

          A. No. To become a stockholder, you must submit a Stock Order Form and payment, as described below.

          Q.   May I vote in person at the Special Meeting?

          A. Yes. If you attend the Special Meeting, you may revoke your existing proxy, if any, and vote in person.

                                PURCHASING STOCK

          Q.   Who may purchase the common stock?

          A. The Bank's depositors and members of the general public may subscribe for the Company's common stock during the offering period. In the event, however, that orders exceed the common stock available, the common stock will be allocated on a priority basis to: (1) depositors of the Bank with aggregate deposits of $50 or more on May 31, 1997; (2) the Bank's Employee Stock Ownership Plan; (3) depositors of the Bank with aggregate deposits of $50 or more on September 30, 1998; (4) depositors of the Bank as of _______, 1998 (the "Voting Record Date"); and (5) members of the general public. Please note that you are not obligated to purchase stock.

          Q.   How much common stock is being offered?

          A. The Company is offering between 1,038,700 and 1,616,095 shares of common stock, which will represent a 47% minority ownership interest of the total common stock expected to be outstanding. The number of shares offered is based on an independent appraisal of the Company and the Bank, which determined that the estimated pro forma market value was between $22.1 and $34.4 million as of _______, 1998. The final appraisal value will depend upon market and financial conditions at the time the Offering is consummated.

          Q.   What is the price per share?

          A. The Company is offering the shares at a purchase price of $10.00 per share. All purchasers, including the directors and officers, will pay the same price per share. No commission will be charged for stock purchased in the Offering.

          Q.   How do I purchase common stock?

          A. Complete the Stock Order Form and submit it to the Bank with payment by 12:00 noon, New Jersey time, on ______, 1998. You may hand-deliver the Stock Order Form to any of the Bank's offices, or you may use the enclosed Reply Envelope. Payment may be made by check or money order or by authorization of withdrawal from one or more Ridgewood Savings Bank of New Jersey deposit accounts. (Note that any applicable penalty for early withdrawal will be waived for such withdrawals.)

          Q.   Will I receive interest on funds I submit for stock purchases?

          A. Yes. Funds received will be placed in a deposit account at the Bank and interest will be paid at the Bank's passbook account rate from the date payment is received until the Offering is completed. With respect to authorized account withdrawals, interest will continue to accrue at the account's contract rate until the Offering is completed.

          Q. What is the minimum and maximum number of shares that I may purchase in the Offering?

          A. The minimum purchase is 100 shares ($1,000). The maximum individual order in the Offering is 10,000 shares ($100,000) and no person, together with associates of and persons acting in concert with such person, may purchase more than 20,000 shares ($200,000).

          Q.   Is the common stock insured by the FDIC?

          A. No. Stock cannot be insured by the FDIC or any other government agency.

          Q.   May I obtain a loan from the Bank to pay for my shares?

          A. No. Regulations do not allow the Bank to make loans for this purpose, but other financial institutions may be able to make such a loan.

          Q. Can I subscribe for shares using funds in my IRA at Ridgewood Savings Bank of New Jersey?

          A. Yes. However, applicable regulations do not allow for the purchase of common stock in an Ridgewood Savings Bank of New Jersey IRA. To use such funds to purchase common stock, you need to establish a self-directed account with an outside trustee. Please call the Stock Information Center if you wish to use funds in your Ridgewood Savings Bank of New Jersey IRA, or any tax-qualified funds at other institutions to purchase common stock in the offering. IRA and tax-qualified procedures require additional processing time, so please contact us as soon as possible.

          Q.   When does the Offering terminate?

          A. The Offering will terminate at 12:00 noon, New Jersey time, on _______, 1998, unless extended by the Bank.

          Q. What will happen to my order if orders are received for more common stock than is available?

          A. This is referred to as an over-subscription and shares will be allocated on a priority basis as disclosed in the Prospectus. (The order of priority is also previously discussed.) There is no guarantee that an order will be filled either in whole or in part. Of course, if we are not able to fill an order (either wholly or partly), funds remitted which are not used toward the purchase of stock will be promptly refunded with interest. If payment for the stock is made by authorization to withdraw the funds from an Ridgewood Savings Bank of New Jersey account, those funds not used to purchase common stock will remain in that account along with accrued interest.

          Q.   When will I receive my stock certificate?

          A. Stock certificates will be mailed as soon as practicable after the Offering is completed. Please be aware that you may not be able to sell the shares you purchased until you have received a stock certificate.

          Q.   How may I purchase or sell shares in the future?

          A. You may purchase or sell shares through a stockbroker. The Company anticipates that following the offering the common stock will be listed on the Nasdaq National Market System under the symbol "____". There can be no assurance, however, that an active and liquid market for the common stock will develop.

                                   QUESTIONS?
      PLEASE CALL THE STOCK INFORMATION CENTER AT (201) 445-2109 FROM 9:00
                      AM TO 4:00 PM, MONDAY THROUGH FRIDAY.

This brochure is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                                                       RIDGEWOOD FINANCIAL, INC.
                                                                STOCK ORDER FORM
                                 Please read and complete this Stock Order Form.
                     Instructions are included on the reverse side of this form.
                            Please note that after consummation of the Offering,

DEADLINE FOR DELIVERY                                       FOR OFFICE USE ONLY
-----------------------------------------------------      -------------------------------------------------------------------------
12:00 noon, New Jersey time, on ______, 1998
Please mail the completed  Stock  Order Form in the
enclosed business reply envelope to the address             ----------      --------     -------       -------
listed below or hand-deliver to any Ridgewood Savings       Date Rec'd      Batch #      Order #       Deposit
Bank of New Jersey office.  Copies and facsimiles
of Stock Order Forms will not be accepted.                 -------------------------------------------------------------------------
-----------------------------------------------------

(1)  NUMBER OF SHARES
---------------------------------      -------------------------------------      --------------------------------------------------
       Number of Shares                           Price per Share                                 Total Amount Due

                                   X                  $10.00                  =                  $
---------------------------------      -------------------------------------      --------------------------------------------------
    (100 Share Minimum)

(2)  METHOD OF PAYMENT                                                            (3)  PURCHASER INFORMATION
-------------------------------------------------------------------------------- ---------------------------------------------------
[ ]  Enclosed is a check or money order payable to Ridgewood Savings             Check the box which applies.
     Bank of New Jersey  for $______________.                                    (a) [ ] Eligible Account Holder - Check here if
                                                                                 you were a depositor with at least $50 at Ridgewood
[ ]  I authorize Ridgewood Savings Bank of New Jersey to make the                Savings Bank of New Jersey on May 31, 1997.  List
     withdrawal(s) from the Ridgewood Savings Bank of New Jersey                 any account(s) you had at that date below.
     account(s) listed below, and understand that the amounts I authorize        (b) [ ] Supplemental Eligible Account Holder -
     below will not otherwise be available to me once this Stock Order Form      Check here if you were a depositor with at least
     is submitted.  (There is no early withdrawal penalty for the purchase       $50 at Ridgewood Savings Bank of New Jersey on
     of stock.)                                                                  September 30, 1998, but are not an Eligible Account
                                                                                 Holder.  List any account(s) you had at that date
    Account Number(s)                                         Amount(s)          (c) [ ] Other Member - Check here if you were a
    -----------------                                         ---------          depositor of Ridgewood Savings Bank of New Jersey
                                                                                 on ____, 1998, but are not an Eligible or Supple-
-----------------------------------------------------------------------------    mental Eligible Account Holder.List any account(s)
                                                                                 you had at that date below.
-----------------------------------------------------------------------------    (d) [ ] Check here if you were not a Ridgewood
                                                                                 Savings Bank of New Jersey account holder at any of
-----------------------------------------------------------------------------    the above dates.
                                                                                 Account Title (Name(s) on Account)   Account Number
-----------------------------------------------------------------------------    ----------------------------------   --------------
                                                                                 ----------------------------------   --------------
-----------------------------------------------------------------------------    ----------------------------------   --------------
                                                                                 ----------------------------------   --------------
                                                                                 If additional space is needed, please attach a
                                                                                 separate page and submit it with this Stock Order
Total Withdrawal:                                                                Form.
-------------------------------------------------------------------------------- ---------------------------------------------------

(4) STOCK REGISTRATION (Please Print Clearly - The registration information you list below will be utilized for subsequent mailings, including the registration of stock certificates. Please make sure the information is complete and legible).
------------------------------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)                              Social Security No./Tax ID# (certificate will show this number)

------------------------------------------------------------------------------------------------------------------------------------
(First Name, Middle Initial, Last Name)                              Social Security No./Tax ID#

------------------------------------------------------------------------------------------------------------------------------------
(Street Address)                                                     (Daytime Phone Number)

------------------------------------------------------------------------------------------------------------------------------------
(City, State, Zip Code)                                              (Evening Phone Number)

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(5) FORM OF STOCK OWNERSHIP (check one - see reverse side of this Form for ownership definitions)
  |_|  Individual                |_| Joint Tenants  |_| Tenants in Common                            |_|  Uniform Transfer to Minors
  |_|  IRA (for broker use only) |_|  Corporation   |_| Fiduciary (Under Agreement Dated___, 199__)  |_|  Other  ______________
------------------------------------------------------------------------------------------------------------------------------------

(6) NASD AFFILIATION (Check and initial only if applicable.)
--------------------------------------------------------------------------------
|_| Check  here and  initial  below if you are a member  of the NASD  ("National Association of Securities  Dealers") or a person associated with an NASD member or a member of the  immediate  family of any such person to whose  support  such person contributes, directly or indirectly,  or if you have an account in which an NASD  member,  or person  associated  with an NASD  member,  has a beneficial interest.  I agree  (i) not to sell,  transfer  or  hypothecate  the stock for a period of 90 days following  issuance;
and (ii) to report this  subscription in writing to the  applicable  NASD member I am  associated  with within one day of payment for the stock. ____ (Please initial)
--------------------------------------------------------------------------------
(7) ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
--------------------------------------------------------------------------------
I(we)  acknowledge  receipt of the Prospectus  dated  _________,  1998, and that I(we) have been advised to read the Prospectus
(including the section  entitled "Risk Factors").  I(we) understand that, after receipt by Ridgewood Savings Bank of New Jersey, this order may not be modified or withdrawn  without the consent of Ridgewood.  I(we) hereby  certify that the shares which are being  subscribed for are for my(our)  account only,  and that I(we) have no present  agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirm that my(our)  order does not conflict with the purchase  limitation and ownership  limitation  provisions  in  the  Plan  of  Reorganization  and  Stock Issuance. I(we) acknowledge that the common stock being ordered is not a deposit or  savings  account,  is not  insured  by the  FDIC  and is not  guaranteed  by Ridgewood
Savings Bank of New Jersey, or any government agency.  Under penalties of perjury,  I(we) certify that (1) the Social Security #(s)
or Tax ID#(s) given above is(are) correct;  and (2) I(we)  am(are) not subject to backup withholding tax.  (You must  cross out #2
above if you have been  notified  by the  Internal Revenue  Service  that  you  are  subject  to  backup  withholding   because  of
underreporting  interest or dividends on your tax return).

Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from an Ridgewood Savings Bank of New Jersey deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.

____________________________________________________     ___________________________________________________________________________
Signature           Title (if applicable)       Date     Signature          Title (if applicable)            Date

THIS ORDER NOT VALID UNLESS SIGNED - WE RECOMMEND RETAINING A COPY OF THIS FORM FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------

                                QUESTIONS? Please call (201) 445-2109 from 9:00 am to 4:00 pm, Monday-Friday
                                   Stock Information Center: 55 North Broad Street, Ridgewood, New Jersey

------------------------------------------------------------------------------------------------------------------------------------

 THE SHARES OF COMMON STOCK ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE
     FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          STOCK ORDER FORM INSTRUCTIONS


(1) NUMBER OF SHARES -- Indicate the number of shares of Ridgewood Financial, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 100 shares or $1,000. No individual person may purchase more than $100,000 in the Offering. No person, together with associates or persons acting in concert with such person, may purchase more than $200,000 in the Offering. Ridgewood Savings Bank of New Jersey reserves the right to accept or reject orders placed in the Community Offering, if any.

(2) METHOD OF PAYMENT -- Payment for shares may be made by check or money order payable to Ridgewood Savings Bank of New Jersey. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Ridgewood Savings Bank of New Jerseys annual passbook rate (currently __%) from the time funds are received until the Offering is consummated.

You may pay for your shares by withdrawal from your Ridgewood Savings Bank of New Jersey deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the accounts contractual rate until the Offering is consummated. Please contact the Stock Information Center early in the Offering period, if you are intending to utilize Ridgewood Savings Bank of New Jersey IRA funds (or any other IRA funds) to make your stock purchase.

(3) PURCHASER INFORMATION -- Check the applicable box. This information is very important because eligibility dates are utilized to prioritize your order in the event that we receive more stock orders than available stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled The Reorganization and Offering - Subscription Offering and Subscription Rights for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section, completing this section incorrectly or omitting information in this section could result in a loss of all or part of your stock allocation.

(4) STOCK REGISTRATION -- Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Ridgewood Savings Bank of New Jersey (i) eligible depositor as of 5/31/97 or (ii) eligible depositor as of 9/30/98, or (iii) other depositor as of __/__/98, you must register the stock in the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

(5) FORM OF STOCK OWNERSHIP -- Please check the one type of ownership applicable to your registration. An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Ridgewood Financial, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

----------------------------------------------------

INDIVIDUAL:    Avoid the use of two  initials.  Include  the first  given  name, middle  initial and last name of the  stockholder.  Omit words of limitation that do not affect  ownership  rights such as "special account," "single man," "personal property," etc. If the stock is held individually upon the individual's  death, the stock will be owned by the individual's  estate and distributed as indicated by the individual's will or otherwise in accordance with law.
---------------------------------------------------
JOINT:         Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the  certificate  with one of the following types of joint ownership.  Names should be joined by "and"; do not connect with  "or."  Omit  titles  such  as  "Mrs.,"  "Dr.,"  etc.  JOINT
               TENANTS--Joint  Tenancy  with  Right of  Survivorship  and not as
               Tenants in Common may be specified to identify two or more owners
               where  ownership  is  intended  to  pass   automatically  to  the
               surviving tenant(s).  TENANTS IN COMMON--Tenants in Common may be specified to identify  two or more owners.  When stock is held as tenancy in common, upon the death of one co-tenant,  ownership of the stock will be held by the surviving  co-tenant(s)  and by the heirs of the  deceased  co-tenant.  All parties must agree to the transfer or sale of shares held in this form of ownership.
---------------------------------------------------

UNIFORM
TRANSFER
TO MINORS:     Stock may be held in the name of a  custodian  for a minor  under the Uniform  Transfers to Minors laws of the  individual  states.
               There may be only one  custodian  and one minor  designated  on a stock  certificate.  The  standard  abbreviation  of custodian is
               "CUST,"   while the description "Uniform Transfers to Minors Act"
               is abbreviated  "UNIF TRAN MIN ACT." Standard U.S. Postal Service
               state  abbreviations  should be used to describe the  appropriate state. For example, stock held by John P. Jones under the Uniform
               Transfers to Minors Act will be abbreviated:
                        JOHN P. JONES CUST SUSAN A. JONES
                              UNIF TRAN MIN ACT NJ
---------------------------------------------------

FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:
               1.   The name(s) of the fiduciary(ies):
                    o If an individual, list the first given name, middle initial and last name.
                    o    If a corporation, list the corporate title
                    o If an individual and a corporation, list the corporation's title before the individual.
               2.   The   fiduciary   capacity:    Adminstrator,    Concervator,
                    Committee, Executor, Trustee, Personal Representative, Custodian
               3.   The type of document  governing the fiduciary  relationship.
                    Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
               4.   The date of the document  governing  the  relationship.  The date of the document need not be used in the description of a trust created by a will.
               5.   Either of the  following:

                         The name of the maker, donor or testator OR The name of the beneficiary
                         Example  of Fiduciary Ownership:
                              JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                               UNDER AGREEMENT DATED 6/9/74

(6) NASD  AFFILIATION -- Check the box and initial, if applicable.

(7) ACKNOWLEDGMENT AND SIGNATURE -- Stock order forms submitted without a signature will not be accepted. Only one signature is required, unless the method of payment section of this Form includes authorization to withdraw from an Ridgewood Savings Bank of New Jersey account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney, you must submit a copy of the POA agreement with this Form.